                                   EXHIBIT 4.5


                          COMPASS KNOWLEDGE GROUP, INC.

                             STOCK OPTION AGREEMENT


STOCK OPTION AGREEMENT dated this 9th day of February, 1999 (the "Grant Date") by and between COMPASS KNOWLEDGE GROUP, INC, a Florida corporation located at 2710 Rew Circle, Suite 100, Ocoee, Florida 34761, Florida (the "Company"), and the Compass Knowledge Group Management Trust (the "Optionee").

                                    RECITALS:

A. The Company has duly adopted with subsequent shareholder approval a stock option plan known as the COMPASS KNOWLEDGE GROUP, INC. 1999 STOCK OPTION PLAN (the "Plan").

B. The Plan provides for the granting of incentive stock options as defined in
Section 422 of the Internal Revenue Code, as amended (the "Code") and non-qualified stock options by a Committee to be appointed by the Board of Directors of the Company (the "Committee") to officers, directors and employees of the Company or of its parent or subsidiaries, if any, to purchase shares of common stock of the Company, $.001 par value (the "Stock"), in accordance with the terms and provisions thereof.

C. The Committee considers the Optionee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock option documented herein.

NOW, THEREFORE, based on the foregoing and for good and valuable consideration, the Company and Optionee hereby agree as follows:

1.  Incorporation of Terms and Provisions of Plan.

         (a) All of the terms, provisions, conditions and restrictions contained in the Plan, including any and all rules and regulations adopted under the Plan by the Committee (the "Plan Provisions"), are hereby incorporated in this Agreement and the Optionee agrees to be bound by all of the Plan Provisions and by all of the terms and conditions of this Agreement. This Agreement does not set forth all of the terms and conditions of the Plan; copies of the Plan may be obtained upon written request without charge from the Company.

         (b) All capitalized terms used in this Agreement without definition shall have the meaning defined for it in the Plan, if any.

2. Grant of Option. Subject to the provisions of this Agreement and to the Plan Provisions, the

Company hereby grants to the Optionee an option (the "Option") to purchase from the Company One Million Five Hundred Thousand (1,500,000) shares of common stock (the "Option Shares") at a price of $.75 per share, the fair market value (the "Exercise Price"). The Option is intended by the parties hereto to be, and shall be treated as an incentive stock option (as such term is defined under Code
Section 422).

3.  Exercise of Option.

         (a) No portion of the Option may be exercised by the Optionee on or at any time after the fifth (5th) anniversary of the Grant Date.

         (b) Except as otherwise set forth in this Agreement, portions of the Option may be exercised in whole or in part only as set forth below in accordance with the Plan Provisions and this Section by the Optionee tendering the Exercise Price (or a proportionate part thereof if the Option is partially exercised) to the Company, together with a written notice of intent to exercise in the form attached hereto as Exhibit "A" to the Company specifying the number of Option Shares the Optionee wishes to purchase pursuant to the Option. All Option Shares may be exercised in whole or in part beginning at any time and from time to time until the expiration of such options.

4. Share Certificates. Upon receipt of the Exercise Price (or the requisite portion thereof), the Company shall cause one or more stock certificates evidencing the Optionee's ownership of the Option Shares so purchased by the Optionee to be issued to the Optionee subject, however, to the Plan Provisions.

5. Investment Securities. The Optionee represents and warrants to the Company that any Option Shares purchased by the Optionee upon the exercise hereof will be acquired for investment and not for distribution within the meaning of the Securities Act of 1933, as amended, provided, however, that the foregoing representation and warranty shall be inoperative if such Option Shares are registered under such Act.

6. Default of Optionee. Should the Optionee at any time breach any Plan Provision or any provision of this Agreement, the Option granted hereunder shall be null and void. This provision shall be in addition to and not in lieu of any other remedies which the Company may have at law and/or in equity.

7.  Miscellaneous Provisions.

         (a) Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, which shall be addressed to each party's respective address, as set forth in the first paragraph of this Agreement, or to such other address as such party shall give to the other party hereby by a notice given in accordance with this Section and, except as otherwise provided in this Agreement, shall be effective when deposited in the United States mail properly addressed and postage prepaid. If such notice is sent other than by the United States mail, such notice shall be effective when actually received by the party being noticed.

         (b) This Agreement may not be assigned in whole or in part by either of the parties hereto.

         (c) Both parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         (d) Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

         (e) The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or the intent of any of the provisions hereof.

         (f) This Agreement and the Plan constitute the entire understanding between the parties hereto concerning the grant of incentive stock options to the Optionee under the Plan and shall not be terminated, except in accordance with its terms or the Plan Provisions, or amended except in accordance with the Plan Provisions or in a writing executed by both of the parties hereto.

         (g) The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         (h) The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         (i) This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and the successors and assigns of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Witnesses:                          COMPASS KNOWLEDGE GROUP, INC



                                    By:
---------------------------------       ----------------------------------------
                                        Dan Devine, President



                                    COMPASS KNOWLEDGE GROUP MANAGEMENT TRUST



                                    By:
---------------------------------       ----------------------------------------
                                       Rogers W. Kirven, Jr., Trustee

                                 EXHIBIT "A" TO
                  STOCK OPTION AGREEMENT DATED FEBRUARY 9, 1999


                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
                             SHARES OF COMMON STOCK
                         OF COMPASS KNOWLEDGE GROUP, INC

The undersigned does by this notice request that COMPASS KNOWLEDGE GROUP, INC, a Florida corporation (the "Company"), issue to the undersigned that number of shares of Common Stock specified below (the "Shares") at the price per Share specified below pursuant to the exercise of the undersigned's option under the Stock Option Agreement (the "Option") dated February 9, 1999 between the undersigned and the Company.

Simultaneously herewith, the undersigned delivers to the Company the purchase price for the Shares (i.e., that amount which is obtained by multiplying the number of Shares for which the Option is being exercised by the price specified), by good check.

The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the undersigned's own account and not on behalf of any other person and without any present view to making a public offering or distribution of same and without any present intention of selling same at any particular time or at any particular price or upon the occurrence of any particular event or circumstance.

The undersigned acknowledges and understands that in connection with the acquisition of the Shares by the undersigned:

1. The Company has informed the undersigned that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities or Blue Sky law or laws, and thus the Shares may not be transferred or otherwise disposed of until the Shares are subsequently registered under the Act and the applicable state securities or Blue Sky law or laws or an exemption from such registration requirements is available.

2. The undersigned has been informed that a legend referring to the restrictions indicated herein on transferability and sale will be placed upon the certificate(s) evidencing the Shares.

3. If the undersigned is required to file a Form 144 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the undersigned shall mail a copy of such Form to the Company at the same time and each time the undersigned mails a copy to the Securities and Exchange Commission.

A.       Date of Stock Option Agreement: February 9, 1999

B.       Number of Shares covered by Option: _______________

C. Number of Shares of Common Stock actually to be purchased at this time (must be 100 Shares or whole multiples thereof): ________

D.       Exercise price per Share: $_________

E. Aggregate price to be paid for Shares actually purchased (D multiplied by C):

         $________


Dated:________________________



                                         Very truly yours,



                                         --------------------------------------
                                         Holder Name


                                         Residence:

                                         --------------------------------------

ACCEPTED:

COMPASS KNOWLEDGE GROUP, INC


By:
   ------------------------------------
   Name:
        -------------------------------

   Title:
         ------------------------------

Dated:
      ---------------------------------